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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Registration Statement of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-2 of our report dated February 4, 1998, appearing in the annual report on Form 10-K/A of Radyne ComStream Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

November 5, 1999